Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ATB Holdings Inc. and New EXM Inc. of our report dated February 25, 2004, except as to Note 8 which is as of May 26, 2004, relating to the financial statements, which appears in Marathon Oil Corporation’s Current Report on Form 8-K dated June 15, 2004. We also consent to the incorporation by reference of our report dated February 25, 2004 relating to the financial statement schedule, which appears in the Marathon Oil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference in this Registration Statement on Form S-4, of our report dated February 25, 2004 relating to the financial statements of Marathon Ashland Petroleum LLC which appears in Ashland Inc.’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended September 30, 2003. We also consent to the reference to us under the heading of “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas

October 12, 2004